EX-99.B-77Q1

WADDELL & REED INVESTED PORTFOLIOS

SUB-ITEM 77Q1(a):

Amendments to Registrant's Charter:

Trust Instrument for Waddell & Reed InvestEd Portfolios, dated January 15, 2009, was filed with the Securities and Exchange Commission by EDGAR on February 27, 2009 in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

Amendments to Registrant's Bylaws:

By-laws for Waddell & Reed InvestEd Portfolios, dated January 15, 2009, were filed with the Securities and Exchange Commission by EDGAR on February 27, 2009 in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A, and is incorporated by reference herein.